SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

CLARK/BARDES, INC.
Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	52-2103926 (I.R.S. Employer Identification No.)

The Clark/Bardes Building
102 South Wynstone Park Drive
North Barrington, Illinois 60010
(Address of Principal Executive Offices)

CLARK/BARDES, INC. 401(K) SAVINGS PLAN
(Full Title of the Plan)

Paul Bennett
Secretary
Clark/Bardes, Inc.
102 South Wynstone Park Drive, North Barrington, Illinois 60010
(Name and Address of Agent For Service)

(847) 304-5800
(Telephone Number, Including Area Code, of Agent For Service)

With a copy to:
John T. Blatchford
Vedder, Price, Kaufman & Kammholz
222 North LaSalle Street, Chicago, Illinois 60601

                                                                Proposed Maximum         Proposed Maximum
                                                               Offering Price Per       Aggregate Offering
Title Of Securities To Be Registered       Amount To Be             Share(2)                 Price(2)           Amount of Registration
                                          Registered (1)                                                                 Fee
-------------------------------------- ---------------------- ---------------------- ------------------------- -------------------------
-------------------------------------- ---------------------- ---------------------- ------------------------- -------------------------
Common Stock, par value $.01 per              250,000                $24.962                $6,245,000                $1,560.12
share

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Clark/Bardes, Inc. 401(k) Savings Plan, as amended (the “Plan”), as described herein.

(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of high and low sale prices of the shares of Common Stock, par value $.01 per share, of the Company (the “Common Stock”), on the NASDAQ on August 31, 2001.

PART I

Information Required in the Section 10(a) Prospectus

The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

The following documents filed by Clark/Bardes, Inc. (the “Company” or the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement:

  The Company’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2001, filed with the Commission May 14, 2001;
  The Company’s Quarterly Report on Form 10-Q for the Quarter ended March 31, 2001, filed with the Commission May 15, 2001;
  The Company’s Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Commission March 29, 2001, as amended by Amendment No. 1 to the Company's Annual Report on Form 10-K/A for the year ended December 31, 2000, filed with the Commission April 9, 2001;
  The Company’s Quarterly Report on Form 10-Q for the Quarter ended September 30, 2000, filed with the Commission November 14, 2000; and
  The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A12G filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (File No.1-13153) July 1, 1997.

All other documents filed by the Company or the Clark/Bardes, Inc. 401(k) Savings Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered under this Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated by reference and shall be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses (including attorneys’ fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the Company only as authorized in each specific case upon a determination (1) by a majority vote of the disinterested directors (even if less than a quorum), (2) by a committee of such directors designated by majority vote of such directors (even if less than a quorum), (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the shareholders, that indemnification is proper because the indemnitee has met the applicable standard of conduct.

The Company’s By-Laws provide for indemnification by the Company of its directors and officers and certain non-officer employees under certain circumstances against expenses (including attorneys fees, judgments, fines and amounts paid in settlement) reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was an officer or employee of the Company if such person had no reasonable cause to believe his or her conduct was unlawful. The Company’s Certificate of Incorporation also provides that, to the fullest extent permitted by the DGCL, no director shall be personally liable to the Company or its stockholders for monetary damages resulting form breaches of their fiduciary duty as directors.

Expenses for the defense of any action for which indemnification may be available may be advanced by the Company under certain circumstances. The general effect of the foregoing provisions may be to reduce the circumstances which an officer of director may be required to bear the economic burden of the foregoing liabilities and expenses. The Company’s directors and officers will be covered by liability insurance indemnifying them against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits

4.1                                 Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Form S-1 (No.
                                    333-56799) filed with the Commission on July 12, 1998)

4.2                                 By-Laws (incorporated by reference to Exhibit 3.2 to the Form S-1 (No. 333-56799) filed with the
                                    Commission on July 12, 1998)

4.3                                 Clark/Bardes, Inc. 401(k) Savings Plan (the "Plan")
                                    Registrant will submit the Plan and any amendments thereto to the Internal Revenue Service
                                    (the “IRS”) in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

23.1                                Consent of Independent Auditors

24.1                                Power of Attorney

Item 9. Undertakings

  The undersigned Registrant hereby undertakes:
    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
      To include any prospectus required by Section 10(a)(3) of the Securities Act;
      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount would not exceed that which is registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
      To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of North Barrington, State of Illinois, on August 31, 2001.

CLARK/BARDES, INC.

                                                        Thomas M. Pyra
                                                        Chief Financial Officer and
                                                        Chief Operating Officer

Thomas M. Pyra, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of the above indicated Registrant and officers and directors thereof (constituting a majority of the directors) pursuant to a Power of Attorney filed with the Securities and Exchange Commission.

                                                             Thomas M. Pyra
                                                             Chief Financial Officer
                                                             and Chief Operating Officer

Pursuant to the requirements of the Securities Act, the Plan has duly caused this registration statement to be signed on behalf of the undersigned, thereunto duly authorized, in the Village of North Barrington, State of Illinois, on August 31, 2001.

CLARK/BARDES, INC. 401(k) SAVINGS PLAN

                                                        By:   /s/ James Bean
                                                                  James Bean
                                                                  Trustee

EXHIBIT INDEX

4.1                                 Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Form S-1 (No.
                                    333-56799) filed with the Commission on July 12, 1998)

4.2                                 By-Laws (incorporated by reference to Exhibit 3.2 to the Form S-1 (No. 333-56799) filed with the
                                    Commission on July 12, 1998)

4.3                                 Clark/Bardes, Inc. 401(k) Savings Plan (the "Plan")

                                    Registrant will submit the Plan and any amendments thereto to the Internal Revenue Service (the
                                    "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the
                                    Plan.

23.1                                Consent of Independent Auditors

24.1                                Power of Attorney
Exhibit 4.3

CLARK/BARDES, INC. 401(K) SAVINGS PLAN

                                                           FOR RETIREMENTSM

                                                     (PROFIT SHARING/401(K) PLAN)

                                                       A FIDELITY PROTOTYPE PLAN

                                              Non-Standardized Adoption Agreement No. 001
                                                             For use With
                                                  Fidelity Basic Plan Document No. 07

The  CORPORATEplan  for  RetirementSM,  Basic Plan Document No. 07, and related Adoption  Agreements has not yet received approval from the Internal  Revenue Service for use as a prototype plan. The  CORPORATEplan  for  RetirementSM  was submitted in April of 1998 to the
Internal   Revenue   Service  as  a  minor   modifier  to  Fidelity  Basic  Plan  Document  No.  14.  The  document  is  considered  an individually-designed  plan  until it is  approved  by the  Internal  Revenue  Service.  Revisions  to the Basic Plan  Document  and/or
Adoption  Agreement may be required by the Internal  Revenue Service as part of the approval  process.  If revisions are required,  the approved document will be distributed to adopting employers and must be re-executed by them within a specified time period.

                                                          ADOPTION AGREEMENT
                                                               ARTICLE 1
                                              NON-STANDARDIZED PROFIT SHARING/401(K) PLAN

1.01     PLAN INFORMATION
         ----------------

         (a)      Name of Plan:

                  This is the Clark/Bardes Inc. 401k Savings Plan (the "Plan")
                              -----------------------------------

         (b)      Type of Plan:

                  (1)      |_|      401(k) Only

                  (2)      |X|      401(k) and Profit Sharing

                  (3)      |_|      Profit Sharing Only

         (c)      Administrator Name (if not the Employer):

                  --------------------------------------------------------------------------------------------------------------

                  Address:
                                              ----------------------------------------------------------------------------------

                                              ----------------------------------------------------------------------------------

                  Telephone Number:
                                              ----------------------------------------------------------------------------------

                  The Administrator is the agent for service of legal process for the Plan.

         (d)      Plan Year End (month/day):12/31
                                            -----

         (e)      Three Digit Plan Number:  002
                                            ---

         (f)      Limitation Year (check one):

                  (1)      |_|      Calendar Year

                  (2)      |X|      Plan Year

                  (3)      |_|      Other:
                                            --------------------------------------------------

         (g)      Plan Status (check appropriate box(es)):

                  (1)      |_|      New Plan Effective Date:
                                                              ----------------------------------------

                  (2)      |X|      Amendment Effective Date: 9/1/2001
                                                              --------

                           This is (check one):

                           (A)              |_|      an amendment of The  CORPORATEplan  for  RetirementSM  Basic Plan  Document No. 07
                                            Adoption Agreement previously executed by the Employer; or

                           (B)              |X|      a conversion to The CORPORATEplan for RetirementSM Basic Plan Document No. 07.

                                    The original effective date of the Plan:    7/1/1992
                                                                                --------

                                    The  substantive  provisions of the Plan shall apply prior to the Amendment  Effective  Date to the extent required by the Internal Revenue Code, as specifically provided in the Basic Plan Document.

                  (3)               |_|     Special  Effective  Dates - Certain  provisions of the Plan shall be effective as of a date other than the date specified  above.  Please complete the Special  Effective Dates Addendum to the
                                    Adoption Agreement indicating the affected provisions and their effective dates.

                  (4)               |X|     Plan Merger  Effective Dates.  Please complete the Special  Effective Dates Addendum to the
                                    Adoption Agreement  indicating the plan(s) that have merged into the Plan and the effective date(s)
                                    of such merger(s).

1.02     EMPLOYER
         --------

        (a)      Employer Name:               Clark/Bardes,Inc.
                                              ----------------------------------------------------------------------------------

                  Address:                    Clark/Bardes Building
                                              102 South Wynstone Park Drive
                                              ----------------------------------------------------------------------------------

                                              North Barrington, IL  60010
                                              ----------------------------------------------------------------------------------

                  Contact's Name:
                                              ----------------------------------------------------------------------------------

                  Telephone Number:
                                              ----------------------------------------------------------------------------------

                 (1)      Employer's Tax Identification Number:                 52-2103928
                                                                                ------------------------------------------------

                 (2)      Employer's fiscal year end:          12/31
                                                               ------------------------------------------------------

                 (3)      Date business commenced:             1/1/1969
                                                               ------------------------------------------------------

         (b)      The term  "Employer"  includes the  following  Related  Employer(s)  (as defined in Subsection  2.01(rr))  (list each participating Related Employer and its Employer Tax Identification Number):

                  Employer:                                               Tax ID:              Designation:

                  CRG Insurance Agency, Inc.                              95-4123166           Related (controlled group)

1.03     TRUSTEE
         -------

         (a)      Trustee Name:     Fidelity Management Trust Company
                  Address:          82 Devonshire Street
                                            Boston, MA 02109

1.04     COVERAGE
         --------

         All Employees who meet the conditions specified below shall be eligible to participate in the Plan:

         (a)      Age Requirement (check one):

                  (1)      |_|      no age requirement.

                  (2)      |X|      must have attained age:  21.0 (not to exceed 21).
                                                             ----

         (b)      Eligibility Service Requirement

                  (1)      Eligibility to Participate in Plan (check one):

                           (A)      |_|     no Eligibility Service requirement.

                           (B)              |X|      6 (not to exceed  11)  months  of  Eligibility  Service  requirement  (no  minimum
                                                     -
                                            number Hours of Service can be required).

                           (C)              |_|      one year of Eligibility  Service  requirement (at least 1,000 Hours of Service are required during the Eligibility Computation Period).

                           (D)              |_|      two years of  Eligibility  Service  requirement  (at least  1,000 Hours of Service are  required  during  each  Eligibility  Computation  Period)  (Do not  select  if  Option
                                            1.01(b)(1),  401(k) Only, is checked,  unless a different  Eligibility  Service requirement applies to Deferral Contributions under Option 1.04(b)(2)).

                                    Note: If the Employer  selects the two year Eligibility  Service  requirement,  then  contributions subject to such Eligibility Service requirement must be 100% vested when made.

                  (2)               |X|     Special  Eligibility  Service  requirement  for  Deferral   Contributions  and/or  Matching
                                    Employer Contributions:

                           (A)      The special Eligibility Service requirement applies to (check the appropriate box(es)):

                                    (i)     |X|      Deferral Contributions.

                                    (ii)    |_|      Matching Employer Contributions.

                           (B)      The special  Eligibility  Service  requirement  is: (A) (Fill in (A),  (B), or (C) from  Subsection
                                                                                        ---
                                    1.04(b)(1) above).

         (c)      Eligible Class of Employees (check one):

                  Note: The Plan may not cover employees who are citizens of Puerto Rico.  These employees are  automatically  excluded from the eligible class, regardless of the Employer's selection under this Subsection 1.04(c).

                  (1)      |_|      includes all Employees of the Employer.

                  (2)               |X|     includes all Employees of the Employer except for (check the appropriate box(es)):

                           (A)      |X|     employees covered by a collective bargaining agreement.

                           (B)              |_|      Highly Compensated Employees as defined in Code Section 414(q).

                           (C)      |X|     Leased Employees as defined in Subsection 2.01(cc).

                           (D)              |_|      nonresident  aliens who do not receive any earned  income from the Employer  which constitutes United States source income.

                           (E)      |X|     other:   Temporary
                                                     ---------

                                    Note: No exclusion in this Subsection  1.04(c) may create a discriminatory  class of employees.  An
                                    Employer's Plan must still pass the Internal  Revenue Code coverage  requirements if one or more of the above groups of Employees have been excluded from the Plan.

         (d)      The Entry Dates shall be (check one):

                  (1)               |X|     immediate  upon meeting the  eligibility  requirements  specified in  Subsections  1.04(a),
                                    (b), and (c).

                  (2)               |_|     the first day of each Plan Year and the first day of the seventh month of each Plan Year.

                  (3)                |_|    the  first  day of each Plan  Year and the  first  day of the  fourth,  seventh,  and tenth months of each Plan Year.

                  (4)      |_|      the first day of each month.

                  (5)               |_|     the  first  day of each  Plan  Year  (do not  select  if there  is an  Eligibility  Service requirement  of more than six months in  Subsection  1.04(b) or if there is an age  requirement  of more than 20 1/2 in Subsection 1.04(a)).

         (e)               |X|      Special Entry Date(s) - In addition to the Entry Dates specified in Subsection  1.04(d) above,  the following  special Entry Date(s) apply for Nonelective  and/or  Matching  Employer  Contributions.  (Special
                           Entry  Dates  may only be  selected  if Option  1.04(b)(2),  special  Eligibility  Service  requirement,  is checked.  The same Entry Dates must be selected for  contributions  that are subject to the same Eligibility
                           Service requirements.)

                  (1)      The special Entry Date(s) shall apply to (check the appropriate box(es)):

                           (A)      |X|     Nonelective Employer Contributions

                           (B)      |X|     Matching Employer Contributions

                  (2)      The special Entry Date(s) shall be:  (3)  (Fill in (2), (3), (4), or (5) from Subsection 1.04(d) above).
                                                                ---

         (f)      Date of Initial  Participation - An Employee shall become a Participant  unless excluded by Subsection  1.04(c) above on the Entry Date  immediately  following  the date the  Employee  completes  the service and age  requirement(s)  in
                  Subsections 1.04(a) and (b), if any, except (check one):

                  (1)      |_|      no exceptions.

                  (2)               |_|     Employees  employed on the Effective Date in Subsection  1.01(g) shall become  Participants on that date.

                  (3)               |X|     Employees who meet the age and service  requirement(s)  of  Subsections  1.04(a) and (b) on the Effective Date in Subsection 1.01(g) shall become Participants on that date.

1.05     COMPENSATION
         ------------

         Compensation for purposes of determining contributions shall be as defined in Subsection 2.01(j), modified as provided below.

         (a)      Compensation  Exclusions:  Compensation  shall exclude the item(s) listed below for purposes of determining  Deferral
                  Contributions,  Employee Contributions,  if any, and Qualified Nonelective Employer  Contributions,  or if Subsection
                  1.01(b)(3),  Profit Sharing Only, is selected,  Nonelective  Employer  Contributions.  Unless otherwise  indicated in
                  Subsection  1.05(b),  these  exclusions  shall also apply in determining all other  Employer-provided  contributions.
                  (Check the  appropriate  box(es);  Options (2),  (3),  (4),  (5), and (6) may not be elected with respect to Deferral
                  Contributions if Option 1.10(a)(3), Safe Harbor Matching Employer Contributions is checked):

                  (1)      |_|      No exclusions.

                  (2)      |_|      Overtime Pay.

                  (3)      |_|      Bonuses.

                  (4)      |_|      Commissions.

                  (5)               |X|     The value of a qualified  or a  non-qualified  stock  option  granted to an Employee by the
                                    Employer to the extent such value is includable in the Employee's taxable income.

                  (6)      |X|      Severance Pay.

         (b)      Special Compensation Exclusions for Determining  Employer-Provided  Contributions in Article 5 (either (1) or (2) may be selected, but not both):

                  (1)               |_|     Compensation  for purposes of determining  Matching,  Qualified  Matching,  and Nonelective
                                    Employer    Contributions    shall    exclude:    (Fill   in    number(s)    for    item(s)    from
                                    Subsection 1.05(a) above that apply.)

                  (2)               |_|     Compensation  for purposes of determining  Nonelective  Employer  Contributions  only shall
                                    exclude:     (Fill    in    number(s)    for    item(s)    from     Subsection     1.05(a)    above
                                    that apply.)

                           Note:  If the Employer  selects  Option (2),  (3),  (4),  (5), or (6) with respect to  Nonelective  Employer
                           Contributions,  Compensation must be tested to show that it meets the requirements of Code Section 414(s) or
                           401(a)(4).  These exclusions shall not apply for purposes of the "Top Heavy"  requirements in Section 15.03, or for allocating safe harbor Matching  Employer  Contributions  if Subsection  1.10(a)(3) is selected,  for allocating safe harbor  Nonelective  Employer  Contributions  if Subsection  1.11(a)(3) is selected,  or for allocating  non-safe  harbor  Nonelective  Employer  Contributions  if the Integrated  Formula is elected in
                           Subsection 1.11(b)(2).

         (c)      Compensation  for the First  Year of  Participation  -  Contributions  for the Plan Year in which an  Employee  first becomes a Participant shall be determined based on the Employee's Compensation (check one):

                  (1)      |_|      for the entire Plan Year.

                  (2)               |X|     for the portion of the Plan Year in which the  Employee is eligible to  participate  in the
                                    Plan.

                           Note:  If the initial Plan Year of a new Plan  consists of fewer than 12 months from the  Effective  Date in
                           Subsection  1.01(g)(1)  through the end of the initial Plan Year,  Compensation  for purposes of determining the amount of contributions,  other than non-safe harbor Nonelective Employer Contributions,  under the Plan shall be the period from such Effective Date through the end of the initial year.  However,  for purposes of determining the amount of non-safe harbor  Nonelective  Employer  Contributions and for other Plan purposes, where  appropriate,  the full  12-consecutive-month  period  ending on the last day of the initial Plan Year shall be used.

1.06     TESTING RULES
         -------------

         (a)      ADP/ACP Present Testing Method - The testing method for purposes of applying the "ADP" and "ACP" tests described in
                  Sections 6.03 and 6.06 of the Plan shall be the (check one):

                  (1)               |X|     Current Year Testing Method - The ADP or ACP of Highly  Compensated  Employees for the Plan
                                    Year shall be  compared to the ADP or ACP of  Non-Highly  Compensated  Employees  for the same Plan
                                    Year. (Must choose if Option  1.10(a)(3),  Safe Harbor Matching Employer  Contributions,  or Option
                                    1.11(a)(3), Safe Harbor Formula, with respect to Nonelective Employer Contributions is checked.)

                  (2)               |_|     Prior Year Testing  Method - The ADP or ACP of Highly  Compensated  Employees  for the Plan
                                    Year shall be compared to the ADP or ACP of Non-Highly  Compensated  Employees for the  immediately preceding  Plan  Year.  (Do  not  choose  if  Option  1.10(a)(3),  Safe  Harbor  Matching  Employer
                                                                 ---
                                    Contributions,  or Option  1.11(a)(3),  Safe Harbor Formula,  with respect to Nonelective  Employer
                                    Contributions is checked.)

                  (3)               |_|     Not applicable.  (Only if Option 1.01(b)(3), Profit Sharing Only, is checked.)

         (b)               |_|      ADP/ACP  Testing  Methods Used in Prior Years - For Plan Years prior to the effective  date of this amendment,  the "ADP" and "ACP" tests were applied using a different  testing method as shown in the ADP/ACP
                           Testing  Methods  History  Addendum  to the  Adoption  Agreement.  (Choose if there has been a change in the testing method used under the Plan.)

         (c)               |_|      Initial  Year  Testing  Method - For the  initial  Plan Year of a new Plan,  other than a successor plan, the ADP and ACP tests shall be applied (check one):

                  (1)      |_|      assuming a 3% ADP and ACP for Non-Highly Compensated Employees.

                  (2)               |_|     using the actual ADP and ACP of  Non-Highly  Compensated  Employees  for the  initial  Plan
                                    Year.

         (d)      HCE  Determinations:  Look Back Year - The look back year for  purposes of  determining  which  Employees  are Highly
                  Compensated  Employees shall be the  12-consecutive-month  period preceding the Plan Year, unless otherwise  provided below.

                  (1)               |_|     Calendar  Year  Determination  - The look back year shall be the  calendar  year  beginning within the preceding Plan Year.  (Do not choose if the Plan Year is the calendar year.)

                  (2)               |_|     Prior Plan Years - For Plan Years prior to the effective date of this  amendment,  the Plan was  operated  in  accordance  with a  different  look back year  election  as shown in the Special
                                    Effective  Dates  Addendum  to the  Adoption  Agreement.  (Choose if there has been a change in the look back year used under the Plan.)

         (e)      HCE Determinations:  Top Paid Group - Employees with Compensation  exceeding $80,000 (as indexed) shall be considered
                  Highly  Compensated  Employees  only  if they  are in the  top  paid  group  (the  top  20% of  Employees  ranked  by
                  Compensation), unless otherwise provided below.

                  (1)               |X|     No Top Paid Group Election  Current Plan Year - All Employees with  Compensation  exceeding
                                    $80,000 (as indexed) shall be considered Highly Compensated Employees.

                  (2)               |_|     Prior Plan Years - For Plan Years prior to the effective date of this  amendment,  the Plan was  operated  in  accordance  with a  different  top paid group  election  as shown in the Special
                                    Effective  Dates  Addendum  to the  Adoption  Agreement.  (Choose if the Plan has used the top paid group election in some prior Plan Years, but not in others.)

                  Note:  Effective  for  determination  years  beginning on or after  January 1, 1998,  if the Employer  elects  Option
                  1.06(d)(1)  and/or  applies the top paid group  election  described in Subsection  1.06(e),  such election must apply consistently  to all  retirement  plans of the  Employer for  determination  years that begin with or within the same calendar year (except that Option 1.06(d)(1),  Calendar Year Determination,  shall not apply to calendar year plans).
                  Effective for  determination  years beginning on or after January 1, 2000, any such election must apply  consistently to all plans of the Employer, including non-retirement plans.

1.07     DEFERRAL CONTRIBUTIONS
         ----------------------

         (a)               |X|      Deferral  Contributions  -  Participants  may  elect  to  have  a  portion  of  their  Compensation contributed to the Plan on a before-tax basis pursuant to Code Section 401(k).

                  (1)      Regular  Contributions - The Employer shall make a Deferral  Contribution in accordance with Section 5.03 on behalf of each  Participant who has an executed salary  reduction  agreement in effect with the Employer for the payroll period in question, not to exceed 15% (not to exceed 25%) of Compensation for that period.
                                                                         --

                           Note:  The  percentage  elected  above must be less than 25% in order to satisfy  the  limitation  on annual additions under Code Section 415 if other types of contributions are provided under the Plan.

                           (A)              |_|      Instead of  specifying  a  percentage  of  Compensation,  a  Participant's  salary reduction  agreement may specify a dollar  amount to be  contributed  each payroll  period, provided  such  dollar  amount  does not  exceed the  maximum  percentage  of  Compensation specified in Subsection 1.07(a)(1) above.

                           (B)      A Participant may increase or decrease,  on a prospective  basis,  his salary  reduction  agreement percentage (check one):

                                    (i)     |_|      as of the beginning of each payroll period.

                                    (ii)    |_|      as of the first day of each month.

                                    (iii)            |_|      as of  the  next  Entry  Date.  (Do  not  select  if  Option  1.04(d)(1), immediate entry, is checked.)

                                    (iv)    |X|      other.  (Specify, but must be at least once per Plan Year)

                                                     Quarterly
                                                     ---------

                                    Note:  Notwithstanding  the  Employer's  election  hereunder,  if Option  1.10(a)(3),  Safe  Harbor
                                    Matching Employer  Contributions,  or 1.11(a)(3),  Safe Harbor Formula, with respect to Nonelective
                                    Employer  Contributions  is checked,  the Plan provides that an Active  Participant  may change his salary reduction agreement  percentage for the Plan Year within a reasonable period (not fewer than
                                    30 days) of receiving the notice described in Section 6.10.

                           (C)      A Participant may revoke,  on a prospective  basis, a salary  reduction  agreement at any time upon proper notice to the Administrator  but in such case may not file a new salary reduction  agreement until (check one):

                                    (i)     |_|      the first day of the next Plan Year.

                                    (ii)             |_|      any  subsequent  Entry  Date.  (Do  not  select  if  Option   1.04(d)(1),
                                                     immediate entry, is checked.)

                                    (iii)   |X|      other.  (Specify, but must be at least once per Plan Year)

                                                     Quarterly
                                                     ---------

                  (2)               |_|     Catch-Up  Contributions  - The  Employer  may allow  Participants  upon  proper  notice and approval  to  enter  into  a  special  salary  reduction  agreement  to  make  additional  Deferral
                                    Contributions in an amount up to 100% of their  Compensation for the payroll  period(s)  designated by the Employer.

                  (3)               |_|     Bonus  Contributions - The Employer may allow  Participants upon proper notice and approval to enter into a special salary reduction  agreement to make Deferral  Contributions in an amount up to  100%  of  any  Employer  paid  cash  bonuses  designated  by  the  Employer  on a  uniform  and
                                    non-discriminatory   basis  that  are  made  for  such  Participants  during  the  Plan  Year.  The
                                    Compensation  definition  elected by the Employer in  Subsection  1.05(a)  must include  bonuses if bonus contributions are permitted.

                           Note: A Participant's  contributions  under Subsection  1.07(a)(2)  and/or (3) may not cause the Participant to exceed the percentage  limit  specified by the Employer in Subsection  1.07(a)(1) for the full Plan Year.
                           The Employer has the right to restrict a  Participant's  right to make Deferral  Contributions  if they will adversely affect the Plan's ability to pass the "ADP" and/or the "ACP" test.

1.08     EMPLOYEE CONTRIBUTIONS
         ----------------------

         (a)               |_|      Employee  Contributions  -  Participants  either  currently  are or  previously  were  permitted to contribute amounts to the Plan on an after-tax basis.  (check one):

                  (1)               |_|     Future  Employee   Contributions  -  Participants   may  make  voluntary,   non-deductible,
                                    after-tax  Employee  Contributions  pursuant to Section 5.08 of the Plan. A Participant's  Employee
                                    Contributions  for the Plan Year may not exceed 10% of his  Compensation  for the Plan Year.  (Only if Option 1.07(a), Deferral Contributions, is checked.)

                  (2)               |_|     Frozen  Employee  Contributions  - Participants  may not currently make after-tax  Employee
                                    Contributions to the Plan, but the Employer does maintain frozen Employee Contributions Accounts.

1.09     QUALIFIED NONELECTIVE CONTRIBUTIONS
         -----------------------------------

         (a)      Qualified Nonelective Employer Contributions - If Option 1.07(a),  Deferral  Contributions,  is checked, the Employer may contribute an amount which it designates as a Qualified  Nonelective Employer  Contribution to be included in the
                  "ADP" or "ACP" test.  Qualified  Nonelective  Employer  Contributions  shall be  allocated to  Participants  who were eligible to participate in the Plan at any time during the Plan Year and are Non-Highly  Compensated Employees (check one):

                  (1)               |X|     either (A) in the ratio  which each  Participant's  "testing  compensation",  as defined in
                                    Subsection  6.01(t),  for  the  Plan  Year  bears  to  the  total  of  all  Participants'  "testing compensation" for the Plan Year or (B) as a flat dollar amount.

                  (2)               |_|     as a percentage  of the lowest paid  Participant's  "testing  compensation",  as defined in
                                    Subsection  6.01(t),  for the Plan Year up to the  lower of (A) the  maximum  amount  contributable under the Plan or (B) the amount  necessary  to satisfy the "ADP" or "ACP" test.  If any  Qualified
                                    Nonelective  Employer  Contribution  remains,  allocation  shall continue in the same manner to the next lowest paid Participants until the Qualified Nonelective Employer Contribution is exhausted.

                  (3)               |_|     not applicable.  (Only if Option 1.01(b)(3), Profit Sharing Only, is checked.)

1.10     MATCHING EMPLOYER CONTRIBUTIONS  (Only if Option 1.07(a), Deferral Contributions is checked)
         -------------------------------

         (a)      |X|      Basic Matching Employer Contributions (check one):

                  (1)               |X|     Non-Discretionary  Matching  Employer  Contributions  - The  Employer  shall  make a  basic
                                    Matching  Employer  Contribution on behalf of each  Participant in an amount equal to the following percentage of a Participant's  Deferral  Contributions during the Contribution Period (check (A) or
                                    (B) and, if applicable, (C)):

                           Note:  Effective  for Plan Years  beginning  on or after  January 1, 1999,  if the Employer  elected  Option
                           1.11(a)(3),  Safe  Harbor  Formula,  with  respect  to  Nonelective  Employer  Contributions  and  meets the requirements  for deemed  satisfaction  of the "ADP" test in Subsection  6.10 for a Plan Year, the Plan will also be deemed to satisfy the "ACP" test for such Plan Year with respect to Matching Employer  Contributions if Matching Employer Contributions hereunder meet the requirements in Section 6.11.

                           (A)      |X|     Single Percentage Match:  100%
                                                                      ---

                           (B)      |_|     Tiered Match:

                                              % of the first           % of the Active Participant's Compensation contributed to the
                                    ----------               ----------
                                    Plan,

                                              % of the next           % of the Active Participant's Compensation contributed
                                    ----------              ----------
                                    to the Plan,

                                              % of the next           % of the Active Participant's Compensation contributed
                                    ----------              ----------
                                    to the Plan.

                                    Note: The percentages  specified above for basic Matching  Employer  Contributions may not increase as the percentage of Compensation contributed increases.

                           (C)              |X|      Limit  on   Non-Discretionary   Matching   Employer   Contributions   (check   the
                                            appropriate box(es)):

                                    (i)              |X|      Deferral Contributions in excess of 3% of the Participant's  Compensation
                                                                                                  -
                                                     for  the  period  in  question  shall  not  be  considered  for  non-discretionary
                                                     Matching Employer Contributions.

                                            Note:  If the Employer  elected a percentage  limit in (i) above and  requested the Trustee
                                            to  account   separately   for   matched  and   unmatched   Deferral   Contributions,   the
                                            non-discretionary  Matching  Employer  Contributions  allocated to each Participant must be computed, and the percentage limit applied, based upon each payroll period.

                                    (ii)             |_|      Matching  Employer  Contributions for each Participant for each Plan Year
                                                     shall be limited to $          .
                                                                          ----------

                  (2)               |_|     Discretionary  Matching  Employer  Contributions  - The Employer may make a basic  Matching
                                    Employer  Contribution on behalf of each Participant in an amount equal to the percentage  declared for the Contribution Period, if any, by a Board of Directors'  Resolution (or by a Letter of Intent
                                    for a sole  proprietor  or  partnership)  of the Deferral  Contributions  made by each  Participant during the  Contribution  Period.  The Board of  Directors'  Resolution  (or  Letter of Intent,  if
                                    applicable) may limit the Deferral  Contributions matched to a specified percentage of Compensation or limit the amount of the match to a specified dollar amount.

                           (A)              |_|      4%  Limitation  on  Discretionary   Matching  Employer  Contributions  for  Deemed
                                            Satisfaction  of "ACP" Test - Effective  only for Plan Years  beginning on or after January
                                            1,  2000,  in no  event  may the  dollar  amount  of the  discretionary  Matching  Employer
                                            Contribution  made  on  a  Participant's  behalf  for  the  Plan  Year  exceed  4%  of  the
                                            Participant's  Compensation  for the Plan Year.  (Only if Option  1.11(a)(3),  Safe  Harbor
                                            Formula, with respect to Nonelective Employer Contributions is checked.)

                  (3)               |_|     Safe Harbor  Matching  Employer  Contributions - Effective only for Plan Years beginning on or after January 1, 1999, if the Employer  elects one of the safe harbor formula  Options  provided in the Safe Harbor Matching Employer  Contribution  Addendum to the Adoption Agreement and provides written notice each Plan Year to all Active  Participants of their rights and obligations under the
                                    Plan, the Plan shall be deemed to satisfy the "ADP" test and, in certain  circumstances,  the "ACP"
                                    test.

         (b)               |_|      Additional  Matching Employer  Contributions - The Employer may at Plan Year end make an additional
                           Matching  Employer  Contribution  equal  to a  percentage  declared  by the  Employer,  through  a Board  of
                           Directors'  Resolution  (or by a Letter of Intent for a sole  proprietor  or  partnership),  of the Deferral
                           Contributions  made by each  Participant  during  the  Plan  Year.  (Only  if  Option  1.10(a)(1)  or (3) is
                           checked.) The Board of Directors'  Resolution (or Letter of Intent,  if  applicable)  may limit the Deferral
                           Contributions  matched  to a  specified  percentage  of  Compensation  or limit the amount of the match to a specified dollar amount.

                  (1)               |_|     4% Limitation on Discretionary  Matching Employer  Contributions for Deemed Satisfaction of
                                    "ACP" Test - Effective  only for Plan Years  beginning on or after January 1, 2000, in no event may the dollar amount of the additional Matching Employer  Contribution made on a Participant's  behalf for the Plan Year exceed 4% of the  Participant's  Compensation  for the Plan Year. (Only if Option
                                    1.10(a)(3),  Safe  Harbor  Matching  Employer  Contributions,  or Option  1.11(a)(3),  Safe  Harbor
                                    Formula, with respect to Nonelective Employer Contributions is checked.)

                  Note: If the Employer elected Option 1.10(a)(3),  Safe Harbor Matching Employer Contributions,  above and wants to be deemed to have  satisfied  the "ADP" test for Plan Years  beginning  on or after  January  1,  1999,  the  additional
                  Matching  Employer  Contribution  must  meet  the  requirements  of  Section  6.10.  In  addition  to  the  foregoing requirements,  if the Employer elected either Option  1.10(a)(3),  Safe Harbor Matching  Employer  Contributions,  or
                  Option 1.11(a)(3),  Safe Harbor Formula, with respect to Nonelective Employer  Contributions,  and wants to be deemed to have  satisfied the "ACP" test with respect to Matching  Employer  Contributions  for the Plan Year,  the Deferral
                  Contributions matched may not exceed the limitations in Section 6.11.

         (c)      Contribution  Period for Matching  Employer  Contributions - The Contribution  Period for purposes of calculating the amount of basic Matching Employer Contributions described in Subsection 1.10(a)(1) or (2) is:

                  (1)      |_|      each calendar month.

                  (2)      |_|      each Plan Year quarter.

                  (3)      |X|      each Plan Year.

                  (4)      |_|      each payroll period.

                  The  Contribution  Period for safe harbor  Matching  Employer  Contributions  described in Subsection  1.10(a)(3) and additional Matching Employer Contributions described in Subsection 1.10(b) is the Plan Year.

         (d)      Continuing  Eligibility  Requirement(s) - A Participant who makes Deferral Contributions during a Contribution Period shall only be entitled to receive Matching Employer  Contributions under Section 1.10 for that Contribution Period if the Participant satisfies the following  requirement(s)  (Check the appropriate box(es).  Options (3) and (4) may not be elected  together;  Option (5) may not be elected with Option (2), (3), or (4); Options (2), (3), (4), (5) and (7)
                  may not be elected with respect to basic Matching Employer  Contributions if Option 1.10(a)(3),  Safe Harbor Matching
                  Employer Contributions, is checked):

                  (1)      |X|      No requirements.

                  (2)               |_|     Is employed  by the  Employer  or a Related  Employer  on the last day of the  Contribution
                                    Period.

                  (3)               |_|     Earns at least  501  Hours of  Service  during  the Plan  Year.  (Only if the  Contribution
                                    Period is the Plan Year.)

                  (4)               |_|     Earns at least  1,000  Hours of Service  during the Plan  Year.  (Only if the  Contribution
                                    Period is the Plan Year.)

                  (5)               |_|     Either  earns at least 501 Hours of  Service  during  the Plan Year or is  employed  by the
                                    Employer or a Related Employer on the last day of the Plan Year.  (Only if the Contribution  Period
                                    is the Plan Year.)

                  (6)      |_|      Is not a Highly Compensated Employee for the Plan Year.

                  (7)               |_|     Is not a partner or a member of the Employer, if the Employer is a partnership or an entity taxed as a partnership.

                  (8)               |_|     Special   continuing   eligibility   requirement(s)   for  additional   Matching   Employer
                                    Contributions.  (Only if Options 1.10(b), Additional Matching Employer Contributions, is checked.)

                           (A)      The continuing  eligibility  requirement(s) for additional Matching Employer  Contributions is/are:
                                                (Fill in number of applicable eligibility requirement(s) from above.)
                                    ----------

                  Note: If Option (2), (3), (4), or (5) above is selected,  then Matching Employer  Contributions can only be funded by the Employer after the  Contribution  Period or Plan Year ends.  Matching  Employer  Contributions  funded during the
                  Contribution  Period or Plan Year shall not be subject to the  eligibility  requirements  of Option (2), (3), (4), or
                  (5). If Option (2), (3),  (4), or (5) is adopted  during a  Contribution  Period or Plan Year,  as  applicable,  such
                  Option shall not become effective until the first day of the next Contribution Period or Plan Year.

         (e)               |_|      Qualified  Matching  Employer  Contributions - Prior to making any Matching  Employer  Contribution hereunder  (other than a safe harbor Matching  Employer  Contribution),  the Employer may designate all or a portion of such Matching Employer  Contribution as a Qualified  Matching  Employer  Contribution that may be used to satisfy  the "ADP"  test on  Deferral  Contributions  and  excluded  in  applying  the "ACP" test on
                           Employee and Matching Employer Contributions.

                  Note:  Qualified  Matching  Contributions  may not be  excluded  in  applying  the "ACP"  test for a Plan Year if the
                                                                 ---
                  Employer elected Option 1.10(a)(3),  Safe Harbor Matching Contributions,  or Option 1.11(a)(3),  Safe Harbor Formula,
                  with respect to Nonelective  Employer  Contributions,  and the "ADP" test is deemed  satisfied under Section 6.10 for such Plan Year.

                  (1)      Qualified  Matching  Employer  Contributions  shall be allocated  to  Participants  who meet the  continuing eligibility  requirement(s)  described  in  Subsection  1.10(d)  above  for the  type of  Matching  Employer
                           Contribution being characterized as a Qualified Matching Employer Contribution and who (check one):

                           (A)              |_|      are Non-Highly Compensated Employees for the Plan Year.

                           (B)              |_|      are either  Non-Highly  Compensated or Highly  Compensated  Employees for the Plan
                                            Year.

1.11     NONELECTIVE EMPLOYER CONTRIBUTIONS
         ----------------------------------

         Note:  An Employer  may elect both a fixed  formula and a  discretionary  formula.  If both are  selected,  the  discretionary formula shall be treated as an additional  Nonelective  Employer  Contribution and allocated separately in accordance with the allocation formula selected by the Employer.

         (a)      |_|      Fixed Formula (check one):

                  (1)               |_|     Fixed  Percentage  Employer   Contribution  -  For  each  Plan  Year,  the  Employer  shall contribute  for  each  eligible  Active  Participant  an  amount  equal  to % (not to  exceed  15%)
                                    of such Active Participant's Compensation.

                  (2)               |_|     Fixed Flat Dollar Employer  Contribution - The Employer shall  contribute for each eligible
                                    Active Participant an amount equal to $          .
                                                                           ----------

                           The contribution amount is based on an Active Participant's service for the following period:

                           (A)      |_|     Each paid hour.

                           (B)      |_|     Each payroll period.

                           (C)      |_|     Each Plan Year.

                           (D)      |_|     Other:
                                                     --------------------------------------------------------------------------------

                  (3)               |_|     Safe  Harbor  Formula -  Effective  only with  respect to Plan Years that begin on or after
                                    January 1, 1999,  the  Nonelective  Employer  Contribution  is  intended to satisfy the safe harbor contribution  requirements  under the Code such that the  "ADP"  test is deemed  satisfied.  Please complete the Safe Harbor  Nonelective  Employer  Contribution  Addendum to the Adoption  Agreement.
                                    (Choose only if Option 1.07(a), Deferral Contributions, is checked.)

         (b)               |X|      Discretionary  Formula - The  Employer  may decide each Plan Year  whether to make a  discretionary
                           Nonelective  Employer  Contribution  on behalf of eligible  Active  Participants  in accordance with Section
                           5.10.  Such  contributions  shall be  allocated to eligible  Active  Participants  based upon the  following
                           (check (1) or (2)):

                  (1)               |_|     Non-integrated  Allocation  Formula - In the ratio that each eligible Active  Participant's
                                    Compensation bears to the total Compensation paid to all eligible Active  Participants for the Plan
                                    Year.

                  (2)               |X|     Integrated  Allocation Formula - As (A) a percentage of each eligible Active  Participant's
                                    Compensation plus (B) a percentage of each eligible Active Participant's  Compensation in excess of the  "integration  level"  as  defined  below.  The  percentage  of  Compensation  in excess of the
                                    "integration  level"  shall be equal to the lesser of the  percentage  of the Active  Participant's
                                    Compensation allocated under (A) above or the "permitted disparity limit" as defined below.

                           Note:  An Employer  that has elected the Safe Harbor  formula in  Subsection  1.11(a)(3)  above may not take
                           Nonelective  Employer  Contributions made to satisfy the safe harbor into account in applying the integrated allocation formula described above.

                           "Integration  level"  means the Social  Security  taxable  wage base for the Plan Year,  unless the Employer elects a lesser amount in (A) or (B) below.

                           (A)              100% (not to exceed 100%) of the Social Security taxable wage base for the Plan Year, or
                                            ---

                           (B)      $           (not to exceed the Social Security taxable wage base).
                                     ----------

                           "Permitted disparity limit" means the percentage provided by the following table:

                                 ====================================== ================================ ============================

                                   If the "Integration Level" is at              But Less Than                 The "Permitted
                                  least ___% of the Taxable Wage Base             ___% of the                     Disparity
                                                                               Taxable Wage Base                  Limit" is
                                 -------------------------------------- -------------------------------- ----------------------------

                                                  0%                                  20%                           5.7%
                                 -------------------------------------- -------------------------------- ----------------------------
                                 -------------------------------------- -------------------------------- ----------------------------

                                                  20%                                 80%                           4.3%
                                 -------------------------------------- -------------------------------- ----------------------------
                                 -------------------------------------- -------------------------------- ----------------------------

                                                  80%                                100%                           5.4%
                                 -------------------------------------- -------------------------------- ----------------------------
                                 -------------------------------------- -------------------------------- ----------------------------

                                                 100%                                 N/A                           5.7%
                                 ====================================== ================================ ============================

                           Note:  An Employer who maintains any other plan that  provides for Social  Security  Integration  (permitted disparity) may not elect 1.11(b)(2).

         (c)      Continuing  Eligibility  Requirement(s)  - A  Participant  shall only be  entitled  to receive  Nonelective  Employer
                  Contributions  for a Plan Year under this Section 1.11 if the  Participant  satisfies  the  following  requirement(s)
                  (Check the appropriate box(es) - Options (3) and (4) may not be elected together;  Option (5) may not be elected with
                  Option (2), (3), or (4);  Options (2), (3), (4), (5) and (7) may not be elected with respect to Nonelective  Employer
                  Contributions under the fixed formula if Option 1.11(a)(3), Safe Harbor Formula, is checked):

                  (1)      |_|      No requirements.

                  (2)               |X|     Is employed by the Employer or a Related Employer on the last day of the Plan Year.

                  (3)      |_|      Earns at least 501 Hours of Service during the Plan Year.

                  (4)      |X|      Earns at least 1,000 Hours of Service during the Plan Year.

                  (5)               |_|     Either  earns at least 501 Hours of  Service  during  the Plan Year or is  employed  by the
                                    Employer or a Related Employer on the last day of the Plan Year.

                  (6)      |_|      Is not a Highly Compensated Employee for the Plan Year.

                  (7)               |_|     Is not a partner or a member of the Employer, if the Employer is a partnership or an entity taxed as a partnership.

                  (8)               |_|     Special  continuing  eligibility  requirement(s)  for  discretionary  Nonelective  Employer
                                    Contributions.  (Only if both Options 1.11(a) and (b) are checked.)

                           (A)      The  continuing  eligibility  requirement(s)  for  additional  discretionary  Nonelective  Employer
                                    Contributions   is/are:   (Fill  in   number  of   applicable   eligibility   requirement(s)   from
                                    above.)

                  Note: If Option (2), (3), (4), or (5) above is selected then Nonelective  Employer  Contributions  can only be funded by the Employer after the Plan Year ends.  Nonelective  Employer  Contributions funded during the Plan Year shall not be subject to the  eligibility  requirements  of Option (2),  (3),  (4), or (5). If Option (2),  (3),  (4), or (5) is
                  adopted during a Plan Year, such Option shall not become effective until the first day of the next Plan Year.

1.12     EXCEPTIONS TO CONTINUING ELIGIBILITY REQUIREMENTS
         -------------------------------------------------

         |X|      Death,  Disability,  and Retirement  Exception to Eligibility  Requirements - Active Participants who do not meet any last day or Hours of Service  requirement  under  Subsection  1.10(d) or 1.11(c)  because  they become  disabled,  as defined in Section 1.14, retire, as provided in Subsection  1.13(a),  (b), or (c), or die shall nevertheless  receive an allocation of Nonelective  Employer and/or Matching Employer  Contributions.  No Compensation  shall be imputed to
                  Active Participants who become disabled for the period following their disability.

1.13     RETIREMENT
         ----------

         (a)      The Normal Retirement Age under the Plan is (check one);

                  (1)      |_|      age 65.

                  (2)      |X|      age 59.5 (specify between 55 and 64).
                                        ----

                  (3)               |_|     later  of  age  (not  to  exceed  65)  or  the  fifth   anniversary  of  the  Participant's
                                    Employment Commencement Date.

         (b)               |X|      The Early  Retirement  Age is the first day of the month  after the  Participant  attains  age 55.0
                                                                                                                                   ----
                           (specify 55 or greater) and completes            years of Vesting Service.
                                                                 ----------

                  Note:  If this Option is elected,  Participants  who are employed by the  Employer or a Related  Employer on the date they reach Early Retirement Age shall be 100% vested in their Accounts under the Plan.

         (c)               |X|      A  Participant  who  becomes  disabled,  as defined in Section  1.14,  is eligible  for  disability retirement.

                  Note:  If this Option is elected,  Participants  who are employed by the  Employer or a Related  Employer on the date they become disabled shall be 100% vested in their Accounts under the Plan.

1.14     DEFINITION OF DISABLED
         ----------------------

         A Participant is disabled if he/she (check the appropriate box(es)):

         (a)               |X|      satisfies the requirements for benefits under the Employer's Long-Term Disability Plan.

         (b)      |_|      satisfies the requirements for Social Security disability benefits.

         (c)      |_|      is determined to be disabled by a physician approved by the Employer.

1.15     VESTING
         -------

         A Participant's  vested interest in Matching Employer  Contributions  and/or Nonelective  Employer  Contributions,  other than
         Safe Harbor Matching  Employer  and/or  Nonelective  Employer  Contributions  elected in Subsection  1.10(a)(3) or 1.11(a)(3), shall be based upon his years of Vesting  Service  and the  schedule(s)  selected  below,  except as  provided  in  Subsection
         1.21(d) or in the Grandfathered Vesting Schedule Addendum to the Adoption Agreement.

         (a)      |_|      Years of Vesting Service shall exclude:

                  (1)               |_|     for new plans, service prior to the Effective Date as defined in Subsection 1.01(g)(1).

                  (2)               |_|     for existing plans  converting  from another plan  document,  service prior to the original
                                    Effective Date as defined in Subsection 1.01(g)(2).

         (b)      Vesting Schedule(s)

                  (1)  Nonelective Employer Contributions                (2)  Matching Employer Contributions
                         (check one):                                           (check one):

                           (A)  |_|  N/A - No Nonelective                       (A)  |_|  N/A - No Matching
                                      Employer Contributions                              Employer Contributions

                           (B)  |_|  100% Vesting immediately                   (B)  |_|  100%Vesting immediately

                           (C)  |_|  3 year cliff (see C below)                 (C)  |_|  3 year cliff (see C below)

                           (D)  |_|  5 year cliff (see D below)                 (D)  |_|  5 year cliff (see D below)

                           (E)  |_|  6 year graduated (see E below)             (E)  |_|  6 year graduated (see E below)

                           (F)  |_|  7 year graduated (see F below)             (F)  |_|  7 year graduated (see F below)

                           (G)  |X|  Other vesting                              (G)  |X| Other vesting
                                      (complete G1 below)                                 (complete G2 below)

                      Years of
                  Vesting Service                                 Applicable Vesting Schedule(s)
              ============================ ============ ============= =========== ========== ================== ==================

                                                C            D            E           F             G1                 G2
              ============================ ============ ============= =========== ========== ================== ==================

                           0                   0%            0%           0%         0%            0.00%              0.00%
                                                                                                   ----               ----
              ---------------------------- ------------ ------------- ----------- ---------- ------------------ ------------------
              ---------------------------- ------------ ------------- ----------- ---------- ------------------ ------------------

                           1                   0%            0%           0%         0%           33.00%             33.00%
                                                                                                  -----              -----
              ---------------------------- ------------ ------------- ----------- ---------- ------------------ ------------------
              ---------------------------- ------------ ------------- ----------- ---------- ------------------ ------------------

                           2                   0%            0%          20%         0%           66.00%             66.00%
                                                                                                  -----              -----
              ---------------------------- ------------ ------------- ----------- ---------- ------------------ ------------------
              ---------------------------- ------------ ------------- ----------- ---------- ------------------ ------------------

                           3                  100%           0%          40%         20%          100.00%            100.00%
                                                                                                  ------             ------
              ---------------------------- ------------ ------------- ----------- ---------- ------------------ ------------------
              ---------------------------- ------------ ------------- ----------- ---------- ------------------ ------------------

                           4                  100%           0%          60%         40%          100.00%            100.00%
                                                                                                  ------             ------
              ---------------------------- ------------ ------------- ----------- ---------- ------------------ ------------------
              ---------------------------- ------------ ------------- ----------- ---------- ------------------ ------------------

                           5                  100%          100%         80%         60%          100.00%            100.00%
                                                                                                  ------             ------
              ---------------------------- ------------ ------------- ----------- ---------- ------------------ ------------------
              ---------------------------- ------------ ------------- ----------- ---------- ------------------ ------------------

                           6                  100%          100%         100%        80%          100.00%            100.00%
                                                                                                  ------             ------
              ---------------------------- ------------ ------------- ----------- ---------- ------------------ ------------------
              ---------------------------- ------------ ------------- ----------- ---------- ------------------ ------------------

                       7 or more              100%          100%         100%       100%          100.00%            100.00%
              ============================ ============ ============= =========== ========== ================== ==================

                  Note: A schedule  elected  under G1 or G2 above must be at least as favorable as one of the schedules in C, D, E or F above.

                  Note:  If the Plan is being  amended to provide a more  restrictive  vesting  schedule,  the more  favorable  vesting schedule shall continue to apply to Participants who are Active  Participants  immediately  prior to the later of (1)
                  the effective  date of the amendment or (2) the date the amendment is adopted.  Grandfathered  vesting  schedules are reflected in the Grandfathered Vesting Schedule Addendum to the Adoption Agreement.

         (c)               |X|      A vesting  schedule  different  from the  vesting  schedule(s)  selected  above  applies to certain persons employed prior to the effective date of this amendment.  Please complete the  Grandfathered  Vesting
                           Schedule Addendum to the Adoption Agreement.

         (d)               |X|      Application  of  Forfeitures  - If a  participant  forfeits any portion of his  non-vested  Account balance  as  provided  in  Section  6.04,  6.07,  or  11.08,  such  forfeitures  shall  be  used  to  reduce administrative  expenses under the Plan, if any. Any  forfeitures  remaining after  administrative  expenses have been paid shall be (check one):

                  (1)               |_|     N/A - Either  (A)  there  are no  Matching  Employer  Contributions  under the Plan and all other Employer  Contributions are 100% vested when made or (B) there are no Employer  Contributions under the Plan.

                  (2)      |X|      applied to reduce Employer contributions.

                  (3)               |_|     allocated  among the Accounts of eligible  Participants  in the manner  provided in Section
                                    1.11.  (Only if Option 1.11(a) or (b) is checked.)

1.16     PREDECESSOR EMPLOYER SERVICE
         ----------------------------

         |X|      Service for  purposes of  eligibility  in  Subsection  1.04(b) and vesting in  Subsection  1.15(b) of this Plan shall include service with the following predecessor employer(s):

        (a)         Bank Compensation Strategies of Minneapolis, MN
                    -----------------------------------------------------------------------------------------------

        (b)         Schoenke and Associates of Maryland
                    -----------------------------------------------------------------------------------------------

        (c)         Healthcare Compensation Strategies (formerly MCG Healthcare)
                    -----------------------------------------------------------------------------------------------

        (d)         CBI (formerly Wamberg Organization)
                    -----------------------------------------------------------------------------------------------

1.17     PARTICIPANT LOANS
         -----------------

         Participant loans (check one):

         (a)               |X|      are allowed in accordance with Article 9 and loan procedures outlined in the Service Agreement.

         (b)      |_|      are not allowed.
                               ---

1.18     IN-SERVICE WITHDRAWALS
         ----------------------

         Participants  may make  withdrawals  prior  to  termination  of  employment  under  the  following  circumstances  (check  the appropriate box(es)):

         (a)               |X|      Hardship Withdrawals - Hardship  withdrawals from a Participant's  Deferral  Contributions  Account shall be allowed in accordance with Section 10.05, subject to a $500 minimum amount.

         (b)               |X|      Age 59 1/2 - Participants  shall be entitled to receive a distribution of all or any portion of the following Accounts upon attainment of age 59 1/2 (check one):

                  (1)      |_|      Deferral Contributions Account

                  (2)      |X|      All Accounts

         (c)      Withdrawal of Employee  Contributions  and Rollover  Contributions - The Plan provides for in-service  withdrawals of
                  Rollover  Contributions  at any time.  Employee  Contributions  may be withdrawn  in  accordance  with Section  10.02 subject to the following (check if applicable):

                  (1)               |_|     Employees may not make such withdrawals more frequently than:

                                    .

                  Note:  If Option 1.18(c)(1) is not selected, withdrawals of Employee Contributions shall be permitted at any time.

         (d)               |_|      Protected In-Service  Withdrawal  Provisions - Check if the Plan was converted by plan amendment or received  transfer  contributions  from another  defined  contribution  plan,  and benefits  under the other defined contribution plan were payable as (check the appropriate box(es)):

                  (1)               |_|     an in-service  withdrawal of vested  employer  contributions  maintained in a Participant's
                                    Account (check (A) and/or (B)):

                           (A)      |_|     for at least            (24 or more) months.
                                                         ----------

                                    (i)              |_|      Special  restrictions  applied to such in-service  withdrawals  under the prior  plan that the  Employer  wishes  to  continue  under  the Plan as  restated
                                                     hereunder.  Please complete the Protected  In-Service  Withdrawals Addendum to the
                                                     Adoption Agreement identifying the restrictions.

                           (B)      |_|     after the Participant has at least 60 months of participation.

                                    (i)              |_|      Special  restrictions  applied to such in-service  withdrawals  under the prior  plan that the  Employer  wishes  to  continue  under  the Plan as  restated
                                                     hereunder.  Please complete the Protected  In-Service  Withdrawals Addendum to the
                                                     Adoption Agreement identifying the restrictions.

                  (2)               |_|     another  in-service  withdrawal  option that is a  "protected  benefit"  under Code Section
                                    411(d)(6).   Please  complete  the  Protected  In-Service  Withdrawals  Addendum  to  the  Adoption
                                    Agreement identifying the in-service withdrawal option(s).

1.19     FORM OF DISTRIBUTIONS
         ---------------------

         Subject to Article 14,  distributions  under the Plan shall be paid as (check the appropriate box(es) with respect to optional forms):

         (a)      Lump Sum Payments - Lump sum payments are always  available  under the Plan. If a  Participant's  account  balance is less than or equal to the  "cashout  limit",  distribution  shall be made to the  Participant  as soon as  reasonably practicable  following his  termination  of  employment  in a lump sum payment.  Effective the first day of the first
                  Plan Year  beginning  on or after  August  5, 1997 (or the date the Plan is first  operated  in  compliance  with the increase,  if later,  but not later than the effective date specified in Subsection  1.01(g)(1) or (2)), the "cashout limit" is $5,000 (increased from $3,500).

         (b)               |X|      Installments  Payments  - In  lieu of a lump  sum,  Participants  may  elect  distribution  under a systematic withdrawal plan (installments).

         (c)               |X|      Protected  Benefit Forms - Check if the Plan was converted by plan  amendment or received  transfer contributions  from another  defined  contribution  plan, and benefits under the other defined  contribution plan were payable in any other form (check the appropriate box(es)):

                  (1)               |X|     The  protected  benefit  forms  apply  to the  Accounts  of  all  Participants  (check  the appropriate box(es)):

                           (A)      |X|     The prior plan provided a life annuity form of payment.

                                    (i)     The normal annuity form for unmarried Participants is a
                                            Single Life Annuity.
                                            -------------------

                                            The normal  annuity form for married  Participants  is a 50% (must be at least 50%, but not
                                                                                                     --
                                            more than 100%) "qualified joint and survivor annuity".

                                    (ii)    The normal form of distribution under the Plan is:

                                            (I)      |_|      A lump sum payment.

                                            (II)     |X|      A "qualified joint and survivor annuity".

                                    (iii)   The  qualified  preretirement  survivor  annuity  provided  to a  Participant's  spouse  is purchased with 50% (must be at least 50%) of the Participant's Account.
                                                           --

                           (B)              |X|      The  prior  plan  provided  other  optional  annuity  forms.  The  other  optional annuity forms available under the Plan are:

                                           Joint and Survivor Annuity 75% 100%
                                           --------------------------------------------------------------------------------------------

                                           --------------------------------------------------------------------------------------------

                                           --------------------------------------------------------------------------------------------

                                           --------------------------------------------------------------------------------------------

                           (C)              |X|      The  prior  plan  provided  other  forms  of   distribution   that  are  protected
                                            benefits.  The other forms of distribution available under the Plan are:

                                           different forms of Annuities
                                           --------------------------------------------------------------------------------------------

                                           --------------------------------------------------------------------------------------------

                                           --------------------------------------------------------------------------------------------

                                           --------------------------------------------------------------------------------------------

                  (2)               |_|     The  protected  benefit  forms  apply  only  to  the  Accounts  of  a  specified  class  of
                                    Participants.  Please  complete the Protected  Benefit Forms  Addendum  describing  each  protected benefit and the class of  Participants  whose Accounts are subject to distribution in the protected benefit form.

1.20     TIMING OF DISTRIBUTIONS
         -----------------------

         Except as provided in  Subsection  1.20(b) and the Postponed  Distribution  Addendum to the Adoption  Agreement,  distribution shall be made to an eligible Participant from his vested interest in his Account as soon as reasonably  practicable  following the date the  Participant's  application  for  distribution is received by the  Administrator,  but in no event later than his
         Required Beginning Date, as defined in Subsection 2.01(ss).

         (a)      Required  Beginning  Date - The Required  Beginning  Date of a  Participant  who is not a five percent owner shall be determined under Code Section 401(a)(9) as amended by the Small Business Job Protection Act.

                  (1)               |_|     If a Participant  attained age 70 1/2 before  January 1, 1999 (or such later date as may be specified  below),  he may elect to have his Required  Beginning Date determined under Code Section
                                    401(a)(9) as in effect prior to the amendment.  (Choose only if the Plan was  originally  effective before January 1, 1997.)

                           (A)              |_|      A  later  effective  date  applies  for  grandfathering  the  prior  Code  Section
                                            401(a)(9)  rules.  Please complete  Section (d) of the Special  Effective Dates Addendum to
                                            the Adoption Agreement indicating the late effective date.

         (b)               |_|      Postponed  Distributions  - Check if the Plan was converted by plan amendment from another  defined contribution  plan that provided for the  postponement  of certain  distributions  from the Plan to eligible
                           Participants  and the Employer  wants to continue to administer  the Plan using the  postponed  distribution provisions.  Please complete the Postponed  Distribution  Addendum to the Adoption Agreement  indicating the types of distributions that are subject to postponement and the period of postponement.

                  Note: An Employer may not provide for  postponement of  distribution  to a Participant  beyond the 60th day following the  close of the Plan  Year in which (1) the  Participant  attains  Normal  Retirement  Age under the Plan,  (2) the
                  Participant's 10th anniversary of participation in the Plan occurs, or (3) the Participant's  employment  terminates, whichever is latest.

1.21     TOP HEAVY STATUS
         ----------------

         (a)      The Plan shall be subject to the Top-Heavy Plan requirements of Article 15 (check one):

                  (1)               |_|     for  each  Plan  Year,  whether  or not the  Plan  is a  "top-heavy  plan"  as  defined  in
                                    Subsection 15.01(f).

                  (2)               |X|     for each Plan  Year,  if any,  for  which  the Plan is a  "top-heavy  plan" as  defined  in
                                    Subsection 15.01(f).

                  (3)               |_|     Not  applicable.  (Choose  only if Plan  covers  only  employees  subject  to a  collective bargaining agreement.)

         (b)      In  determining  whether the Plan is a "top-heavy  plan" for an Employer with at least one defined  benefit plan, the following assumptions shall apply:

                  (1)      |_|      Interest rate:            % per annum.
                                                    ----------

                  (2)      |_|      Mortality table:
                                                                                                             .

                  (3)               |X|     Not  applicable.  (Choose  only if either  (A) Plan  covers  only  employees  subject  to a collective  bargaining  agreement or (B) Employer  does not maintain and has never  maintained  any defined benefit plans.)

         (c)      If the Plan is or is treated as a "top-heavy  plan" for a Plan Year, each non-key  Employee shall receive an Employer
                  Contribution  of at least  3.0 (3, 4, 5, or 7 1/2)% of  Compensation  for the Plan Year in  accordance  with  Section
                                             ---
                  15.03. The minimum Employer  Contribution  provided in this Subsection  1.21(c) shall be made under this Plan only if the  Participant  is not entitled to such  contribution  under another  qualified  plan of the  Employer,  unless the
                  Employer elects otherwise in (1) or (2) below:

                  (1)               |_|     The minimum Employer Contribution shall be paid under this Plan in any event.

                  (2)               |_|     Not  applicable.  (Choose  only if Plan  covers  only  employees  subject  to a  collective bargaining agreement.)

                  Note: The minimum  Employer  contribution  may be less than the percentage  indicated in Subsection  1.21(c) above to the extent provided in Section 15.03.

         (d)      If the Plan is or is treated as a  "top-heavy  plan" for a Plan Year,  the  following  vesting  schedule  shall apply instead of the  schedule(s)  elected in Subsection  1.15(b) for such Plan Year and each Plan Year  thereafter  (check one):

                  (1)               |_|     Not applicable.  (Choose only if either (A) the schedule(s)  elected in Subsection  1.15(b)
                                    is/are  more  favorable  in all cases than the  schedules  available  below or (B) Plan covers only employees subject to a collective bargaining agreement.)

                  (2)      |_|      100% vested after            (not in excess of 3) years of Vesting Service.
                                                      ----------

                  (3)      |X|      Graded vesting:

                                    =============================== ============================= ===============================

                                       Years of Vesting Service               Vesting                        Must be
                                                                             Percentage                      at Least
                                    ------------------------------- ----------------------------- -------------------------------

                                                  0                            0.00%                            0%
                                    ------------------------------- ----------------------------- -------------------------------
                                    ------------------------------- ----------------------------- -------------------------------

                                                  1                            33.00%                           0%
                                    ------------------------------- ----------------------------- -------------------------------
                                    ------------------------------- ----------------------------- -------------------------------

                                                  2                            66.00%                          20%
                                    ------------------------------- ----------------------------- -------------------------------
                                    ------------------------------- ----------------------------- -------------------------------

                                                  3                           100.00%                          40%
                                    ------------------------------- ----------------------------- -------------------------------
                                    ------------------------------- ----------------------------- -------------------------------

                                                  4                           100.00%                          60%
                                    ------------------------------- ----------------------------- -------------------------------
                                    ------------------------------- ----------------------------- -------------------------------

                                                  5                           100.00%                          80%
                                    ------------------------------- ----------------------------- -------------------------------
                                    ------------------------------- ----------------------------- -------------------------------

                                                  6                           100.00%                          100%
                                    =============================== ============================= ===============================

                           Note:  If the  schedule(s)  elected  in  Subsection  1.15(b)  is/are  more  favorable  in all cases than the schedule elected in Subsection  1.21(d) above, then the schedule(s) in Subsection  1.15(b) shall continue to apply even in Plan Years in which the Plan is a "top-heavy plan".

1.22     CORRECTION TO MEET 415 REQUIREMENTS UNDER MULTIPLE DEFINED CONTRIBUTION PLANS
         -----------------------------------------------------------------------------

         If the Employer maintains other defined  contribution plans,  annual additions to a Participant's  Account shall be limited as provided in Section  6.11 of the Plan to meet the  requirements  of Code Section 415,  unless the  Employer  elects  otherwise below and completes the 415  Correction  Addendum  describing the order in which annual  additions  shall be limited among the plans.

         (a)      |_|      Other Order for Limiting Annual Additions

1.23     INVESTMENT DIRECTION
         --------------------

         (a)      Investment Directions - Participant Accounts shall be invested (check one):

                  (1)               |_|     in  accordance  with  investment  directions  provided to the Trustee by the  Employer  for
                                                                                                                          --------
                                    allocating all Participant Accounts among the Options listed in the Service Agreement.

                  (2)               |X|     in accordance with investment  directions  provided to the Trustee by each  Participant for
                                                                                                                        -----------
                                    allocating his entire Account among the Options listed in the Service Agreement.

                  (3)               |_|     in accordance with investment  directions  provided to the Trustee by each  Participant for all contribution sources in a Participant's  Account except the following sources shall be invested as directed by the Employer (check (A) and/or (B)):

                           (A)      |_|     Nonelective Employer Contributions

                           (B)      |_|     Matching Employer Contributions

                           The Employer  must direct the  applicable  sources  among the same  investment  options made  available  for
                           Participant directed sources listed in the Service Agreement.

         (b)               |X|      404(c) Election (only if Option  1.23(a)(2) or 1.23(a)(3) is checked) - The  Administrator  intends to treat this Plan as being subject to ERISA Section 404(c).

1.24     RELIANCE ON OPINION LETTER
         --------------------------

         An adopting  Employer may not rely on the opinion  letter  issued by the National  Office of the Internal  Revenue  Service as
         evidence  that this Plan is  qualified  under Code Section 401. If the  Employer  wishes to obtain  reliance  that its Plan is qualified,  application  for a determination  letter should be made to the  appropriate Key District  Director of the Internal
         Revenue Service.  Failure to fill out the Adoption Agreement properly may result in disqualification of the Plan.

         This  Adoption  Agreement may be used only in  conjunction  with  Fidelity  Basic Plan Document No. 07. The Prototype  Sponsor
         shall  inform the  adopting  Employer  of any  amendments  made to the Plan or of the  discontinuance  or  abandonment  of the prototype plan document.

1.25     PROTOTYPE INFORMATION:
         ---------------------

         Name of Prototype Sponsor:         Fidelity Management & Research Company
         Address of Prototype Sponsor:      82 Devonshire Street
                                                     Boston, MA  02109

         Questions regarding this prototype document may be directed to the following telephone number:
         1-800-684-5254.

                                                            EXECUTION PAGE
                                                      (Prototype Sponsor's Copy)

IN WITNESS WHEREOF, the Employer has caused this Adoption Agreement to be executed this
                day of                                       ,                 .
---------------        --------------------------------------  ----------------

                           Employer:
                                            -------------------------------------------------------------------------------------

                           By:
                                            --------------------------------------------------------------------------------------

                           Title:
                                            --------------------------------------------------------------------------------------

                           Employer:
                                            --------------------------------------------------------------------------------------

                           By:
                                            --------------------------------------------------------------------------------------

                           Title:
                                            --------------------------------------------------------------------------------------

Accepted by:

Fidelity Management Trust Company, as Trustee

By:                                                                                              Date:
         --------------------------------------------------------------------------------------       -------------------------------

Title:
         --------------------------------------------------------------------------------------

                                                            EXECUTION PAGE
                                                           (Employer's Copy)

IN WITNESS WHEREOF, the Employer has caused this Adoption Agreement to be executed this
                day of                                       ,                .
---------------        --------------------------------------  ---------------

                           Employer:
                                            --------------------------------------------------------------------------------------

                           By:
                                            --------------------------------------------------------------------------------------

                           Title:
                                            --------------------------------------------------------------------------------------

                           Employer:
                                            --------------------------------------------------------------------------------------

                           By:
                                            --------------------------------------------------------------------------------------

                           Title:
                                            --------------------------------------------------------------------------------------

Accepted by:

Fidelity Management Trust Company, as Trustee

By:                                                                                              Date:
         --------------------------------------------------------------------------------------       -------------------------------

Title:
         --------------------------------------------------------------------------------------

                                                               ADDENDUM

                                                      Re: SPECIAL EFFECTIVE DATES
                                                                  for

         Plan Name:        Clark/Bardes Inc. 401k Savings Plan
                           -----------------------------------

         (a)               |_|      Special  Effective Dates for Other  Provisions - The following  provisions  (e.g.,  new eligibility requirements, new contribution formula, etc.) shall be effective as of the dates specified herein:

                          -------------------------------------------------------------------------------------------------------------

                          -------------------------------------------------------------------------------------------------------------

                          -------------------------------------------------------------------------------------------------------------

                          -------------------------------------------------------------------------------------------------------------

                          -------------------------------------------------------------------------------------------------------------

                          -------------------------------------------------------------------------------------------------------------

         (b)               |X|      Plan Merger  Effective Dates - The following  plan(s) were merged into the Plan after the Effective
                           Date  indicated in Subsection  1.01(g)(1) or (2), as  applicable.  The  provisions of the Plan are effective with respect to the merged plan(s) as of the date(s) indicated below:

                 (1)        Name of merged plan:
                                                          ---------------------------------------------------------------------------

                           Compensation Resource Group Inc. 401(k) Plan
                           ----------------------------------------------------------------------------------------------------------

                           ----------------------------------------------------------------------------------------------------------

                          Effective date:      9/1/2001
                                               --------------------------------------------------

                 (2)        Name of merged plan:
                                                         ----------------------------------------------------------------------------

                           Phynque Inc. 1993 Profit Sharing and Incentive Savings Plan
                           ----------------------------------------------------------------------------------------------------------

                           ----------------------------------------------------------------------------------------------------------

                          Effective date:      9/1/2001
                                               --------------------------------------------------

                 (3)        Name of merged plan:
                                                         ----------------------------------------------------------------------------

                           Rich, Florin/Solutions 401(k) Profit Sharing Plan & Trust
                           ----------------------------------------------------------------------------------------------------------

                           ----------------------------------------------------------------------------------------------------------

                          Effective date:      9/1/2001
                                               --------------------------------------------------

                 (4)        Name of merged plan:
                                                         ----------------------------------------------------------------------------

                           Pearl Meyer & Partners, Inc. 401(k) Plan
                           ----------------------------------------------------------------------------------------------------------

                           ----------------------------------------------------------------------------------------------------------

                          Effective date:      9/1/2001
                                               --------------------------------------------------

                 (5)        Name of merged plan:
                                                         ----------------------------------------------------------------------------

                           ----------------------------------------------------------------------------------------------------------

                           ----------------------------------------------------------------------------------------------------------

                          Effective date:
                                               --------------------------------------------------

         (c)      HCE Determination - HCE determinations for prior Plan Years shall be made applying the following rules:

                  (1)               |_|     HCE  Determination:  Look Back Year  Elections - For Plan Years prior to the effective date of this  amendment,  the Plan was  administered  in accordance  with the  following  look back year election(s):

                           (A)      |_|     No  calendar  year  election - For the  following  Plan  Years,  the look back year was the
                                    12-consecutive-month period immediately preceding the Plan Year:

                                    ---------------------------------------------------------------------------------------------------

                                    ---------------------------------------------------------------------------------------------------

                                    ---------------------------------------------------------------------------------------------------

                           (B)      |_|     Calendar  year  election  - For the  following  Plan  Years,  the  look  back  year was the calendar year beginning within the preceding Plan Year:

                                    ---------------------------------------------------------------------------------------------------

                                    ---------------------------------------------------------------------------------------------------

                                    ---------------------------------------------------------------------------------------------------

                  (2)               |_|     HCE  Determination:  Top Paid Group  Elections - For Plan Years prior to the effective date of this  amendment,  the Plan was  administered  in  accordance  with the  following top paid group election(s):

                           (A)              |_|      For the following Plan Years,  Highly Compensated  Employees included only the top
                                            20% of Employees ranked by Compensation:

                                    ---------------------------------------------------------------------------------------------------

                                    ---------------------------------------------------------------------------------------------------

                                    ---------------------------------------------------------------------------------------------------

                           (B)              |_|      For  the  following  Plan  Years,   Highly  Compensated   Employees  included  all
                                            Employees with Compensation exceeding $80,000 (as indexed):

                                    ---------------------------------------------------------------------------------------------------

                                    ---------------------------------------------------------------------------------------------------

                                    ---------------------------------------------------------------------------------------------------

         (d)      |_|      Late Effective Date for Grandfathering Prior Required Beginning Date Rules

                  Effective   date:   January   1,   (Must   be  first   day  of  the   calendar   year   beginning   after   the  date
                                                  ---
                  the Plan was first amended to comply with the new Required  Beginning Date rules, but not later than the first day of the calendar year beginning after the end of the Employer's  remedial  amendment  period for making changes to comply with the Small Business Job Protection Act.)

                                                               ADDENDUM

                                                  Re: ADP/ACP TESTING METHODS HISTORY
                                                                  for

         Plan Name:        Clark/Bardes Inc. 401k Savings Plan
                           -----------------------------------

         (a)      For Plan Years prior to the date of this amendment, the Plan applied the following testing methods:

                  (1)               |_|     Current Year Testing  Method - The ADP/ACP tests for the following  Plan Years were applied using the current year testing method described in Subsection 1.06(a)(1):

                          -------------------------------------------------------------------------------------------------------------

                          -------------------------------------------------------------------------------------------------------------

                          -------------------------------------------------------------------------------------------------------------

                  (2)               |_|     Prior Year Testing  Method - The ADP/ACP  tests for the  following  Plan Years were applied using the prior year testing method described in Subsection 1.06(a)(2):

                          -------------------------------------------------------------------------------------------------------------

                          -------------------------------------------------------------------------------------------------------------

                          -------------------------------------------------------------------------------------------------------------

                                                               ADDENDUM

                                            Re: SAFE HARBOR MATCHING EMPLOYER CONTRIBUTION
                                                                  for

         Plan Name:        Clark/Bardes Inc. 401k Savings Plan
                           -----------------------------------

         (a)      Safe Harbor Matching Employer Contribution Formula

                  Note:  Matching  Employer  Contributions  made  under  this  Option  must be 100%  vested  when  made and may only be distributed  because of death,  disability,  separation from service,  age 59 1/2, or termination of the Plan without the  establishment of a successor plan. In addition,  each Plan Year, the Employer must provide written notice to all
                  Active Participants of their rights and obligations under the Plan.

                  (1)               |_|     100% of the first 3% of the Active Participant's  Compensation  contributed to the Plan and
                                    50% of the next 2% of the Active Participant's Compensation contributed to the Plan.

                           (A)              |_|      Safe harbor Matching Employer Contributions shall not be made on behalf of
                                                                                                       ---
                                            Highly Compensated Employees.

                           Note: If the Employer selects this formula and does not elect Option 1.10(b),  Additional  Matching Employer
                                                                               ---
                           Contributions,  Matching  Employer  Contributions  will  automatically  meet  the safe  harbor  contribution requirements for deemed satisfaction of the "ACP" test.  (Employee Contributions must still be tested.)

                  (2)               |_|     Other Tiered Match:

                                     % of the first           % of the Active Participant's Compensation contributed
                           ----------               ----------
                           to the plan,

                                     % of the next           % of the Active Participant's Compensation contributed
                           ----------              ----------
                           to the plan,

                                     % of the next           % of the Active Participant's Compensation contributed
                           ----------              ----------
                           to the plan.

                           Note: To satisfy the safe harbor  contribution  requirement  for the "ADP" test, the  percentages  specified above for Matching  Employer  Contributions  may not increase as the percentage of Compensation  contributed increases,  and the aggregate  amount of Matching  Employer  Contributions at such rates must at least equal the aggregate amount of Matching Employer  Contributions which would be made under the percentages described in (a)(1) of this Addendum.

                           (A)              |_|      Safe  harbor  Matching  Employer  Contributions  shall  not be made on  behalf  of
                                                                                                             ---
                                            Highly Compensated Employees.

                           (B)              |_|      The  formula  specified  above  is  also  intended  to  satisfy  the  safe  harbor contribution  requirement  for  deemed  satisfaction  of the  "ACP"  test with  respect  to
                                            Matching Employer Contributions.  (Employee Contributions must still be tested.)

                                    Note:  To satisfy  the safe  harbor  contribution  requirement  for the "ACP"  test,  the  Deferral
                                    Contributions  and/or  Employee   Contributions   matched  cannot  exceed  6%  of  a  Participant's
                                    Compensation.

                                                               ADDENDUM

                                           Re: SAFE HARBOR NONELECTIVE EMPLOYER CONTRIBUTION
                                                                  for

         Plan Name:        Clark/Bardes Inc. 401k Savings Plan
                           -----------------------------------

         (a)      For each Plan  Year,  the  Employer  shall  contribute  for each  eligible  Active  Participant  an amount  equal to
                  % (not less than 3% nor more than 15%) of such Active Participant's Compensation.

                  Note:  Contributions that are intended to satisfy the safe harbor  contribution  requirement must be 100% vested when made and may only be distributed because of death,  disability,  separation from service,  age 59 1/2, or termination of the Plan without the  establishment  of a successor  plan. In addition,  each Plan Year, the Employer must provide written notice to all Active Participants of their rights and obligations under the Plan.

                  (1)               |_|     Safe  harbor  Nonelective  Employer  Contributions  shall  not be made on  behalf of Highly
                                                                                                       ---
                                    Compensated Employees.

                  (2)               |_|     In  conjunction  with its  election of the safe harbor  described  above,  the Employer has elected to make Matching  Employer  Contributions  under  Subsection 1.10 that are intended to meet the  requirements  for deemed  satisfaction  of the "ACP" test with  respect to  Matching  Employer
                                    Contributions (i.e. (1) the percentage of Deferral  Contributions  matched does not increase as the percentage  of  Compensation  contributed  increases;  (2)  Highly  Compensated  Employees  are not
                                    provided  a  greater  percentage  match  than  Non-Highly  Compensated   Employees;   (3)  Deferral
                                    Contributions  matched do not  exceed 6% of a  Participant's  Compensation;  and (4) for Plan Years
                                    beginning on or after January 1, 2000,  the dollar amount of any  discretionary  Matching  Employer
                                    Contributions  made on a  Participant's  behalf  for the  Plan  Year  shall  not  exceed  4% of the
                                    Participant's Compensation for the Plan Year).

                                                               ADDENDUM

                                                 Re: PROTECTED IN-SERVICE WITHDRAWALS
                                                                  for

         Plan Name:        Clark/Bardes Inc. 401k Savings Plan
                           -----------------------------------

         (a)               |_|      Restrictions  on  In-Service  Withdrawals  of Amounts  Held for  Specified  Period - The  following restrictions  apply to in-service  withdrawals  made in accordance  with  Subsection  1.18(d)(1)(A)  (cannot include any mandatory suspension of contributions restriction):

                  ---------------------------------------------------------------------------------------------------------------------

                  ---------------------------------------------------------------------------------------------------------------------

                  ---------------------------------------------------------------------------------------------------------------------

                  ---------------------------------------------------------------------------------------------------------------------

                  ---------------------------------------------------------------------------------------------------------------------

         (b)               |_|      Restrictions on In-Service  Withdrawals  Because of  Participation  in Plan for 60 or More Months -
                           The following restrictions apply to in-service withdrawals made in accordance with Subsection  1.18(d)(1)(B)
                           (cannot include any mandatory suspension of contributions restriction):

                  ---------------------------------------------------------------------------------------------------------------------

                  ---------------------------------------------------------------------------------------------------------------------

                  ---------------------------------------------------------------------------------------------------------------------

                  ---------------------------------------------------------------------------------------------------------------------

                  ---------------------------------------------------------------------------------------------------------------------

         (c)      Other In-Service Withdrawal Provisions - In-service  withdrawals from a Participant's  Accounts specified below shall be available to Participants who satisfy the requirements also specified below:

                 ----------------------------------------------------------------------------------------------------------------------

                 ----------------------------------------------------------------------------------------------------------------------

                 ----------------------------------------------------------------------------------------------------------------------

                 ----------------------------------------------------------------------------------------------------------------------

                 ----------------------------------------------------------------------------------------------------------------------

                  (1)               |_|     The  following  restrictions  apply to a  Participant's  Account  following  an  in-service withdrawal  made pursuant to (c) above (cannot  include any mandatory  suspension of  contributions restriction):

                           ------------------------------------------------------------------------------------------------------------

                           ------------------------------------------------------------------------------------------------------------

                           ------------------------------------------------------------------------------------------------------------

                           ------------------------------------------------------------------------------------------------------------

                           ------------------------------------------------------------------------------------------------------------

                                                               ADDENDUM

                                                      Re: PROTECTED BENEFIT FORMS
                                                                  for

         Plan Name:        Clark/Bardes Inc. 401k Savings Plan
                           -----------------------------------

         (a)               |_|      Prior Plan Provided Life Annuity Form - The normal  annuity form for  unmarried  Participants  is a

                           .

                           The  normal  annuity  form  for  married  Participants  is a % (must  be at  least  50%,  but no  more  than
                           100%) "qualified joint and survivor annuity".

                  (1)      Class of Participants whose Accounts are subject to distribution in the normal annuity form:

                          -------------------------------------------------------------------------------------------------------------

                          -------------------------------------------------------------------------------------------------------------

                          -------------------------------------------------------------------------------------------------------------

                  (2)      The normal form of distribution under the Plan is:

                           (A)      |_|     A lump sum payment.

                           (B)      |_|     A "qualified joint and survivor annuity".

                  (3)      The  qualified  preretirement  survivor  annuity  provided  to a  Participant's  spouse is  purchased  with
                           % (must be at least 50%) of the Participant's Account.

         (b)               |_|      Prior Plan Provided Other Optional  Annuity  Form(s) - The other optional  annuity forms  available under the Plan are:

                          -------------------------------------------------------------------------------------------------------------

                          -------------------------------------------------------------------------------------------------------------

                          -------------------------------------------------------------------------------------------------------------

                  (1)      Class of Participants whose Accounts are subject to distribution in the optional annuity forms:

                          -------------------------------------------------------------------------------------------------------------

                          -------------------------------------------------------------------------------------------------------------

                          -------------------------------------------------------------------------------------------------------------

         (c)               |_|      Prior Plan Provided Other Protected  Form(s) - The other forms of distribution  available under the
                           Plan are:

                          -------------------------------------------------------------------------------------------------------------

                          -------------------------------------------------------------------------------------------------------------

                          -------------------------------------------------------------------------------------------------------------

                  (1)      Class of Participants whose Accounts are subject to distribution in the other forms:

                          -------------------------------------------------------------------------------------------------------------

                          -------------------------------------------------------------------------------------------------------------

                          -------------------------------------------------------------------------------------------------------------

                                                               ADDENDUM

                                                  Re: GRANDFATHERED VESTING SCHEDULES
                                                                  for

         Plan Name:        Clark/Bardes Inc. 401k Savings Plan
                           -----------------------------------

         (a)      Grandfather of More Favorable Vesting Schedule

                  (1)      Prior vesting schedule:

                           Source:  Fixed Match

                           Years of Service                   Vesting Percent
                           ----------------                   ---------------
                           less than 1                        100
                           1                                  100

                  (2)      Prior vesting schedule applies to Participants initially hired prior to:

                           HCS Employees hired prior to10/1/1999
                           -------------------------------------

         (b)      |_|      Additional Grandfather of More Favorable Vesting Schedule

                  (1)      Prior vesting schedule:

                  (2)      Prior vesting schedule applies to Participants initially hired prior to:

         (c)      |_|      Additional Grandfather of More Favorable Vesting Schedule

                  (1)      Prior vesting schedule:

                  (2)      Prior vesting schedule applies to Participants initially hired prior to:

                                                               ADDENDUM

                                                      Re: POSTPONED DISTRIBUTIONS
                                                                  for

Plan Name:        Clark/Bardes Inc. 401k Savings Plan
                  -----------------------------------

Postponement of Certain  Distributions to Eligible  Participants - The types of distributions  specified below to eligible Participants of their vested interests in their Accounts shall be postponed for the period also specified below:

Notwithstanding  the foregoing,  if the Employer  selected an Early  Retirement Age in Subsection  1.14(b) that is later of an attained age or completion of a specified number of years of Vesting Service,  any Participant who terminates  employment on or after completing the required number of years of Vesting Service,  but before  attaining the required age shall be eligible to commence  distribution of his vested interest in his Account upon attaining the required age.

                                                               ADDENDUM

                                                          Re: 415 CORRECTION
                                                                  for

         Plan Name:        Clark/Bardes Inc. 401k Savings Plan
                           -----------------------------------

         (a)      Other Formula for Limiting Annual Additions to Meet 415 - If the Employer,  or any employer required to be aggregated with the Employer under Code Section 415,  maintain any other qualified  defined  contribution  plans or any "welfare benefit fund",  "individual medical account",  or "simplified medical account",  annual additions to such plans shall be limited as follows to meet the requirements of Code Section 415:
Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

The Board of Directors

Clark/Bardes, Inc.

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Clark/Bardes, Inc. of our report dated February 28, 2001, relating to the consolidated balance sheets of Clark/Bardes, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000, annual report on Form 10-K of Clark/Bardes, Inc.

ERNST & YOUNG LLP

Dallas, Texas

August 31, 2001

Exhibit 24.1

POWER OF ATTORNEY

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Thomas M. Pyra and Paul Bennett, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement or Registration Statements on Form S-8 pursuant to the Securities Act of 1933, as amended, concerning certain shares of the Common Stock, par value $.01 per share, of Clark/Bardes, Inc., a Delaware corporation (the "Company") and related interests to be offered in connection with the Clark/Bardes, Inc. 401(k) Plan, as amended, and any and all amendments(including post-effective amendments) to such Registration Statement(s) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date indicated.

                       /s/ W. T. WAMBERG                         Chairman of the Board,       August 31, 2001
                       -----------------
                         W. T. Wamberg                           President, Chief Executive
                                                                 Officer and Director

                       /s/ THOMAS M. PYRA                        Vice President and Chief     August 31, 2001
                       ------------------
                         Thomas M. Pyra                          Financial Officer, Principal
                                                                 Accounting Officer and
                                                                 Chief Operating Officer

                       /s/ RANDOLPH A. POHLMAN                   Director                     August 31, 2001
                       -----------------------
                          Randolph A. Pohlman

                       /s/ L. WILLIAM SEIDMAN                    Director                     August 31, 2001
                       ----------------------
                       L. William Seidman

                       /s/ GEORGE D. DALTON                      Director                     August 31,2001
                       --------------------
                       George D. Dalton

                       /s/ STEVEN F. PIAKER                      Director                     August 31,2001
                       --------------------
                       Steven F. Piaker

                       /s/ BILL ARCHER                           Director                     August 31, 2001
                       ---------------
                       Bill Archer